Exhibit 99.1

ARCADE TECHNOLOGY LLC AND ARCADE REALTY LLC

Combined Financial Statements

For the Years Ended December 31, 2025 and 2024

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Members of

Arcade Technology LLC and Arcade Realty LLC

Opinion

We have audited the accompanying combined financial statements of Arcade Technology LLC and Arcade Realty LLC (together, the “Company”), which comprise the combined balance sheets as of December 31, 2025 and 2024, the related combined statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the combined financial statements (collectively, the “financial statements”).

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Haskell & White LLP
HASKELL & WHITE LLP

Irvine, California

September 25, 2026

ARCADE TECHNOLOGY LLC AND ARCADE REALTY LLC

Combined Balance Sheets

	December 31,	December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$577,252	$980,783
Accounts receivable, net	473,306	451,667
Inventory, net	866,909	847,837
Prepaid expenses	20,889	59,410
Total current assets	1,938,356	2,339,697

Property, plant and equipment, net	655,199	697,315

Total assets	$2,593,555	$3,037,012

Liabilities and members’ equity
Current liabilities
Accounts payable and accrued liabilities	$156,846	$199,637
Loan payable - current portion	3,521	3,393
Total current liabilities	160,367	203,030

Loan payable - net of current portion	138,117	141,856

Total liabilities	298,484	344,886

Commitments and contingencies (note 8)	-	-

Members’ equity
Members’ capital contributions	89,838	89,838
Accumulated earnings	2,205,233	2,602,288
Total members’ equity	2,295,071	2,692,126

Total liabilities and members’ equity	$2,593,555	$3,037,012

The accompanying notes are an integral part of these combined financial statements.

ARCADE TECHNOLOGY LLC AND ARCADE REALTY LLC

Combined Statements of Operations

	Years Ended December 31,
	2025	2024

Revenue	$4,339,242	$4,491,899
Cost of revenue	3,969,080	3,894,458
Gross profit	370,162	597,441

Operating expenses:
Selling, general and administrative	521,414	519,076
Total operating expenses	521,414	519,076

(Loss) income from operations	(151,252)	78,365

Other income (expense):
Miscellaneous income	31,480	17,055
Interest income	6,316	8,337
Interest expense	(5,390)	(5,528)
Total other income	32,406	19,864

Net (loss) income	$(118,846)	$98,229

The accompanying notes are an integral part of these combined financial statements.

ARCADE TECHNOLOGY LLC AND ARCADE REALTY LLC

Combined Statements of Changes in Members’ Equity

	Members’		Total
	Capital	Accumulated	Members’
	Contribution	Earnings	Equity

Balance, December 31, 2023	$89,838	$2,816,092	$2,905,930

Distribution to members	-	(312,033)	(312,033)
Net income	-	98,229	98,229
Balance, December 31, 2024	$89,838	$2,602,288	$2,692,126

Distribution to members	-	(278,209)	(278,209)
Net loss	-	(118,846)	(118,846)
Balance, December 31, 2025	$89,838	$2,205,233	$2,295,071

The accompanying notes are an integral part of these combined financial statements.

ARCADE TECHNOLOGY LLC AND ARCADE REALTY LLC

Combined Statements of Cash Flows

	Years Ended December 31,
	2025	2024

Cash flows from operating activities
Net (loss) income	$(118,846)	$98,229
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	65,724	61,687
Changes in operating assets and liabilities:
Accounts receivable	(21,639)	214,651
Inventory	(19,072)	111,268
Prepaid expenses	38,521	(5,638)
Accounts payable and accrued liabilities	(42,791)	(223,319)
Net cash (used in) provided by operating activities	(98,103)	256,878

Cash flows from investing activities
Purchase of property, plant and equipment	(23,608)	-
Net cash used in investing activities	(23,608)	-

Cash flows from financing activities
Distribution to members	(278,209)	(312,033)
Repayments of loan payable	(3,611)	(3,243)
Net cash used in financing activities	(281,820)	(315,276)

Change in cash and cash equivalents	(403,531)	(58,398)
Cash and cash equivalents, beginning of year	980,783	1,039,181
Cash and cash equivalents, end of year	$577,252	$980,783

Supplemental cash flow information:
Cash paid for interest	$5,390	$5,528

The accompanying notes are an integral part of these combined financial statements.

ARCADE TECHNOLOGY LLC AND ARCADE REALTY LLC

Notes to the Combined Financial Statements

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Arcade Technology LLC (“Arcade Technology”), a Connecticut limited liability company, has operated as Arcade Metal Stamping since 1948 and is an ISO 9001:2015–certified custom manufacturer of precision metal stampings, tooling, and assemblies, operating from a 53,000-square-foot facility at 38 Union Avenue, Bridgeport, Connecticut. Arcade Technology’s services include progressive and compound-die metal stamping, in-house tool design and manufacturing, and CNC machining and secondary operations (e.g., plating, painting, heat treating, welding, and assembly), serving a diversified customer base across numerous end markets in North America. Arcade Realty LLC (“Arcade Realty”) is a Connecticut limited liability company that owns the 38 Union Avenue facility occupied by Arcade Technology. Arcade Technology and Arcade Realty are under common ownership and management and are presented herein on a combined basis.

Members and their approximate ownership interests as of December 31, 2025 were as follows:

Member	Ownership %
Chief Executive Officer, Member	58.5%
Chief Financial Officer, Member	14.5%
Other Members (3)	27.0%
Total	100.0%

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The combined financial statements include the accounts of Arcade Technology and Arcade Realty (collectively, the “Company”), which are entities under common ownership and management. All intercompany balances and transactions between the two entities have been eliminated in combination. The combined financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements. The estimates and judgments will also affect the reported amounts for certain expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Segment Information

The Company operates as a single operating and reportable segment, providing precision metal stamping, tooling design and manufacturing, and CNC machining and secondary operations (including plating, painting, heat treating, welding, and assembly) to a diversified customer base across multiple end markets in North America.

The Company’s Chief Executive Officer (“CEO”) is the chief operating decision maker (“CODM”). The CODM reviews financial information for purposes of allocating resources and evaluating financial performance, and assesses performance and allocates resources primarily based on net income (loss), which is reported on the Statements of Operations. Total assets on the combined balance sheets represent the Company’s segment assets.

The significant segment expenses regularly provided to and reviewed by the CODM are the expense categories presented on the face of the combined statements of operations, consisting of cost of revenue, selling, general and administrative expense, and interest expense.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Cash and cash equivalents consisted of the following:

	December 31,	December 31,
	2025	2024
Cash	$248,006	$247,663
Money market funds	329,246	733,120
	$577,252	$980,783

Periodically, the Company may carry cash balances at financial institutions in excess of the federally insured limit of $250,000 per institution in the U.S. The Company has not experienced losses on account balances and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant.

Accounts Receivable

The Company records accounts receivable at net realizable value. This value includes an appropriate allowance for estimated credit losses, which is charged to the provision for credit losses, to reflect any expected loss on the trade accounts receivable balances. The Company calculates this allowance based on available relevant information, in addition to historical loss information, the level of past-due accounts based on the contractual terms of the receivables, and its relationships with, and the economic status of its customers. The allowance for credit losses was $10,000 as of December 31, 2025 and 2024. The Company believes its exposure to concentrations of credit risk is limited due to the diversity of its customers across numerous industries, including appliance, automotive, electrical and electronics, government and defense, medical, telecommunications, and transportation equipment.

Accounts receivable consisted of the following:

	December 31,	December 31,
	2025	2024
Accounts receivable	$483,306	$461,667
Less: Allowance for credit losses	(10,000)	(10,000)
Accounts receivable, net	$473,306	$451,667

Inventories

Inventories consist primarily of raw materials (which include steel coil, wire, and other raw material stock), work-in-progress, and finished goods (which include stamped metal parts, components, and assemblies). Inventories are valued at the lower of cost or net realizable value. The Company determines cost of inventory using the first-in, first-out (FIFO) method.

Inventories consisted of the following:

	December 31,	December 31,
	2025	2024
Raw materials	$318,755	$331,084
Work-in-progress	489,654	463,209
Finished goods	283,893	278,937
Less: Inventory reserve	(225,393)	(225,393)
Inventory, net	$866,909	$847,837

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Repair and maintenance costs that do not improve service potential or extend economic life are expensed as incurred. Depreciation is recorded principally by the straight-line method over the estimated useful lives of the Company’s assets, which are reviewed periodically and generally have the following ranges:

Buildings and improvements	39 years
Machinery and equipment	15 years
Land	Not depreciated
Furniture and fixtures	5 years
Computer equipment	3 years
Leasehold improvements	Remaining lease term

Construction in progress is not depreciated until ready for service.

Impairment of Long-Lived Assets

Long-lived assets with finite lives, primarily, property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition are below the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value.

Debt

Debt is recognized at the amount of proceeds received and subsequently carried at amortized cost. Interest expense is recognized over the term of the debt based on the applicable interest rate. Current maturities of long-term debt are classified as current liabilities, and the remaining balance is classified as long-term debt.

Financial Instruments

The Company follows Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures,” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

●	Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

●	Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

●	Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying values of the Company’s financial instruments include: cash and cash equivalents, accounts receivable and accounts payable and accrued liabilities. These financial instruments approximate their fair values due to their short-term maturities.

Revenue Recognition

The Company derives its revenue primarily from the sale of precision metal stamping products across three product lines: electrical components, tooling, and general metal stamping products, along with related manufactured components and assemblies, to customers across a variety of industries. Revenue is recognized when control of these products is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those products. The Company records revenue based on a five-step model which includes: (1) identifying a contract with a customer; (2) identifying the performance obligations in the contract; (3) determining the transaction price; (4) allocating the transaction price among the performance obligations; and (5) recognizing revenue as each performance obligation is satisfied.

The Company identifies customer purchase orders as contracts. Pricing for the Company’s products is established on a customer-by-customer basis pursuant to negotiated purchase orders or customer agreements, and may vary across customers based on product specifications, volume, and other negotiated terms. Revenue is measured as the net amount of consideration expected to be received in exchange for fulfilling the Company’s performance obligations, which generally consist of a single performance obligation for each product ordered. The amount of consideration expected to be received includes estimates of variable consideration, consisting of sales discounts and allowances, which are estimated based on historical experience and recorded as a reduction of the transaction price. The Company reviews these estimates at the end of each reporting period, and the impact of any adjustments is recognized in the period identified. In assessing whether collection of consideration from a customer is probable, the Company considers both the customer’s ability and intent to pay the amount of consideration when due.

Revenue is recognized at the point in time that the Company’s performance obligation is satisfied and control of the ordered product transfers to the customer. For products delivered by the Company, this transfer occurs upon shipment, as the Company’s standard shipping terms are FOB shipping point; for products picked up directly by the customer, this transfer occurs upon pickup from the Company’s facility. Revenue is disaggregated as presented in Note 6, Disaggregated Revenue and Concentrations.

Payment of invoices is due as specified in the underlying customer agreement, which is typically 30 to 60 days from the invoice date. Invoices are generally issued on the date the product is shipped or picked up by the customer.

Sales and other taxes the Company collects concurrent with revenue-producing activities are excluded from revenue. Shipping and handling costs are accounted for as described in Note 2, Shipping and Handling, below, and are not treated as a separate performance obligation. The Company does not have any significant financing components, as payment is received within a short period following satisfaction of the Company’s performance obligations. Except for product nonconformance or defects, no right of return generally exists on the sale of the Company’s products.

Shipping and Handling

The Company incurs shipping and handling costs in connection with the delivery of finished goods. The Company has elected to account for shipping and handling activities performed after control of a promised good has transferred to the customer as a fulfillment cost rather than as a separate performance obligation, consistent with the practical expedient permitted under ASC 606-10-25-18B. Accordingly, shipping and handling costs are expensed as incurred and are included in cost of revenue. Shipping and handling costs were $31,230 and $23,003 for the years ended December 31, 2025 and 2024, respectively.

Advertising and Marketing

Advertising and marketing costs are expensed as incurred. Advertising and marketing expenses were $29,601 and $20,209 for the years ended December 31, 2025 and 2024, respectively.

Income Taxes

The Company itself is not subject to U.S. federal income taxes; each member is individually liable for income taxes, if any, on its share of the Company’s net taxable income. Therefore, taxable income or loss is reported to the individual members for inclusion in their respective tax returns, and no provision for federal and state income taxes is included in these combined financial statements.

Related Parties

The Company follows ASC 850, “Related Party Disclosures” for the identification of related parties and disclosure of related party transactions.

Recently Issued Accounting Pronouncements Not Yet Adopted

In November 2024, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2024-03 Final Standard on Income Statement: Disaggregation of Income Statement Expenses, which requires disaggregated disclosure of income statement expenses for public business entities. The ASU does not change the expense captions an entity presents on the face of the income statement; rather, it requires disaggregation of certain expense captions into specified categories in disclosures within the footnotes to the combined financial statements. This ASU applies to public business entities (“PBEs”) as defined under U.S. GAAP. Because the Company’s combined financial statements are being included in a filing with the U.S. Securities and Exchange Commission, the Company is considered a PBE for purposes of these combined financial statements. Accordingly, this guidance will be effective for the Company for annual reporting periods beginning after December 15, 2026 (i.e., the year ending December 31, 2027) and interim reporting periods beginning after December 15, 2027. The Company is currently evaluating the impact of adopting ASU 2024-03.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements, which clarifies the guidance in Topic 270 to improve the consistency of interim financial reporting. The ASU provides a comprehensive list of required interim disclosures and introduces a disclosure principle requiring entities to disclose events since the end of the last annual reporting period that have a material impact on the entity. ASU 2025-11 is effective for PBEs for interim reporting periods in fiscal years beginning after December 15, 2027, with a one-year deferral (fiscal years beginning after December 15, 2028) for all other entities. Because the Company’s combined financial statements are being included in a filing with the U.S. Securities and Exchange Commission, the Company is considered a PBE for purposes of these combined financial statements and, accordingly, is subject to the earlier effective date applicable to PBEs; early adoption is permitted. The Company is currently evaluating the impact of adopting ASU 2025-11.

The Company has reviewed all other recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on the Company’s combined financial statements.

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

	December 31,	December 31,
	2025	2024
Land	$173,494	$173,494
Building	702,739	702,739
Building improvements	25,000	25,000
Machinery and equipment	987,048	963,440
Furniture and fixtures	58,444	58,444
Computer equipment	19,313	19,313
Total property, plant and equipment	1,966,038	1,942,430
Accumulated depreciation	(1,310,839)	(1,245,115)
Property, plant and equipment, net	$655,199	$697,315

During the years ended December 31, 2025 and 2024, the Company recognized depreciation expenses as follows:

	Years Ended December 31,
	2025	2024
Depreciation - Cost of revenue	$42,998	$39,365
Depreciation - Selling, general and administrative	22,726	22,322
Total depreciation	$65,724	$61,687

NOTE 4 – LOAN PAYABLE

EIDL Note Payable

On May 5, 2020, the Company executed a U.S. Small Business Administration Economic Injury Disaster Loan (“SBA”) in the original principal amount of $150,000, bearing interest at 3.75% per annum. Installment payments of principal and interest of $731 per month commenced twelve months from the date of the note, with the remaining balance of principal and accrued interest due thirty (30) years from the date of the note. The note is secured by substantially all tangible and intangible personal property of Arcade Technology and contains customary affirmative and negative covenants, including transfers of collateral and changes in ownership or legal structure without the prior written consent of the SBA.

During the years ended December 31, 2025 and 2024, the Company recognized interest expense of $5,390 and $5,528, respectively. The outstanding principal balance was $141,638 and $145,249 as of December 31, 2025 and 2024, respectively. The note was repaid in full on July 16, 2026.

Aggregate future maturities of long-term debt as of December 31, 2025 are as follows:

For the year ending December 31,
2026	$3,521
2027	3,656
2028	3,781
2029	3,940
2030	4,090
Thereafter	122,650
Total	$141,638

Line of Credit

The Company maintains a $750,000 revolving line of credit. No amounts were outstanding under the line of credit as of December 31, 2025 and 2024.

NOTE 5 – MEMBERS’ CAPITAL

Members’ capital represents the members’ cumulative equity interests in Arcade Technology and Arcade Realty, including capital contributions, cumulative earnings and losses, and distributions. There were no capital contributions during the years ended December 31, 2025 or 2024.

Distributions paid to members totaled $278,209 and $312,033 for the years ended December 31, 2025 and 2024, respectively.

NOTE 6 – DISAGGREGATED REVENUE AND CONCENTRATIONS

During the years ended December 31, 2025 and 2024, disaggregated revenue was as follows:

	Years Ended December 31,
	2025	2024
Electrical	$253,747	$221,341
Tooling	27,825	63,920
Metal stamping	4,057,670	4,206,638
	$4,339,242	$4,491,899

Revenue and Accounts Receivable

For the year ended December 31, 2025, three customers accounted for 10% or more of the Company’s total revenue, representing approximately 16%, 16%, and 12% of total revenue, respectively. For the year ended December 31, 2024, two customers accounted for 10% or more of the Company’s total revenue, representing approximately 18% and 12% of total revenue, respectively.

As of December 31, 2025, accounts receivable from four customers accounted for 10% or more of total accounts receivable, representing approximately 18%, 15%, 13%, and 12% of total accounts receivable, respectively. As of December 31, 2024, accounts receivable from three customers accounted for 10% or more of total accounts receivable, representing approximately 21%, 14% and 11% of total accounts receivable, respectively.

Purchases and Accounts Payable

For the year ended December 31, 2025, purchases from three vendors accounted for 10% or more of total raw material purchases, representing approximately 14%, 13%, and 13% of raw material purchases, respectively. For the year ended December 31, 2024, purchases from four vendors accounted for 10% or more of total raw material purchases, representing approximately 16%, 14%, 12% and 11% of raw material purchases, respectively.

As of December 31, 2025, accounts payable due to two vendors accounted for 10% or more of total accounts payable, representing approximately 14% and 10% of total accounts payable, respectively. As of December 31, 2024, accounts payable due to two vendors accounted for 10% or more of total accounts payable, representing approximately 25% and 10% of total accounts payable, respectively.

NOTE 7 – COST OF REVENUE

Cost of revenue consisted of the following:

	Years Ended December 31,
	2025	2024
Inventory purchases	$1,367,253	$1,492,143
Labor	1,743,131	1,542,517
Insurance	266,359	267,682
Utilities	175,424	140,174
Supplies and others	373,915	412,577
Depreciation	42,998	39,365
	$3,969,080	$3,894,458

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Except as disclosed elsewhere in these combined financial statements, the Company had no material commitments or contingencies, and was not subject to any pending or threatened litigation, claims, or governmental investigations, as of December 31, 2025 or 2024.

NOTE 9 – SUBSEQUENT EVENTS

Management evaluated subsequent events through the date these combined financial statements were available to be issued and noted no other items requiring disclosure, other than as discussed below.

On June 26, 2026, Arcade Technology entered into an Asset Purchase Agreement (the “APA”) with Quantum Drones Corporation, a Nevada corporation and wholly owned subsidiary of Quantum Cyber N.V. (“Buyer”), pursuant to which Arcade Technology agreed to sell certain assets used in its business, including inventory, equipment, and intangible assets, for a base purchase price of $900,000 plus the value of inventory at closing, subject to adjustment as described in the APA. Concurrently, Arcade Realty entered into a Purchase and Sale Agreement (the “PSA”) with Buyer for the sale of the real property at 38 Union Avenue, Bridgeport, Connecticut for a purchase price of $2,300,000, subject to adjustment. The APA and PSA provide that the aggregate consideration for the business and the real property (prior to adjustment for inventory value) is $3,200,000, and that the closings of the two agreements occur simultaneously.

The APA and PSA each provided for a 10-day due diligence period following the June 26, 2026 effective date, with closing to occur on the third business day following expiration of that period, or such earlier date as the parties agreed. At closing, Buyer agreed to enter into three-year employment agreements with William Rhone, Arcade Technology Chief Financial Officer, Member, and Steven Pepe, Arcade Technology Chief Executive Officer, Member, each with non-compete covenants.

The transactions contemplated by the APA and PSA closed on July 15, 2026. Per the executed settlement statements, the final purchase price for the transactions consisted of $900,000 for the business assets, $980,000 for inventory, and $2,300,000 for the real property, for total contractual consideration of $4,180,000, before closing prorations and Buyer’s own closing costs.